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     [Skadden, Arps, Slate, Meagher & Flom (Illinois) letterhead]

                                                              Exhibit 5.1


                               May 14, 1999



Prism Financial Corporation
440 N. Orleans
Chicago, IL 60610

               Re:  Prism Financial Corporation --
                    Registration Statement on
                    Form S-1 (No. 333-74883)
                    ------------------------------

Ladies and Gentlemen:

          We are acting as special counsel to Prism Financial Corporation, a Delaware corporation (the "Company"), in connection with the initial public offering of up to 2,875,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). Of the 2,875,000 shares being offered, 2,500,000 shares (the "Company Firm Shares") are being offered by the Company and 375,000 shares (the "Option Shares" and together with the Company Firm Shares, the "Shares") are subject to an over-allotment option granted by certain stockholders of the Company to the Underwriters (as defined below).

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-74883) as filed with the Securities and Exchange Commission (the "Commission") under the Act on March 23, 1999, Amendment No. 1 thereto, as filed with the Commission on April 1, 1999,
Amend-



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Prism Financial Corporation
May 14, 1999
Page 2


ment No. 2 thereto, as filed with the Commission on April 29, 1999, and Amendment No. 3 thereto, as filed with the Commission on May 14, 1999 (such Registration Statement, as so amended and as may be further amended from time to time, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company and certain of its shareholders and William Blair & Company, L.L.C., ABN AMRO Incorporated and U.S. Bancorp Piper Jaffray Inc., as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the form of the Share Exchange Agreement by and among the Company and all of the shareholders of Prism Mortgage Company, an Illinois corporation (the "Share Exchange Agreement"), filed as an exhibit to the Registration Statement; (iv) the Amended and Restated Articles of Incorporation (the "Articles") and the Amended and Restated Bylaws of the Company (the "Bylaws"), proposed to be adopted and filed as exhibits to the Registration Statement; (v) a specimen certificate representing the Common Stock; and (vi) certain resolutions of the Board of Directors of the Company (the "Resolutions") relating to the exchange of the Company's shares for shares of Prism Mortgage Company pursuant to the Share Exchange Agreement, the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or


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Prism Financial Corporation
May 14, 1999
Page 3


verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the transactions contemplated by the Share Exchange Agreement have been consummated; (iii) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Board of Directors of the Company in accordance with the Resolutions; (iv) the Underwriting Agreement has been duly executed and delivered; (v) the Articles and Bylaws become effective; and (vi) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of Common Stock and as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                            Very truly yours,

                    /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)